Office of the Chief Accountant
Securities and Exchange
Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

                                                               April 18, 2002

Dear Sir/Madam,

We have read Item 4 included in the Form 8-K dated April 18, 2002, of Coronado Explorations Ltd. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,

/s/Andersen, Andersen & Strong, L.C.
Andersen, Andersen & Strong, L.C.